Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company on Form S-3 of our report dated February 5, 2003, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois
January 27, 2004


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Exhibit 23(b)

                                   CONSENT OF
                                 FOLEY & LARDNER


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the initial Form S-3 Registration Statement of Allstate Life Insurance Company, filed on January 27, 2004.


/s/ Foley & Lardner
FOLEY & LARDNER


Washington, D.C.
January 27, 2004